UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 119 South Zhaojuesi Road
2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

(Address of Principal Executive Offices) (Zip code)

+86-0513-8912-3630

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2021, Mr. Yimin Jin tendered his resignation as a director and Co-Chairman of the Board of Director of Code Chain New Continent Limited (the “Company”), effective immediately. Mr. Jin’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures. Mr. Jin remains as the Co-CEO of the Company.

On April 7, 2021, approved by the Board of Directors, Nominating and Corporate Governance Committee and the Compensation Committee of the Company, Mr. Zijing (Ryan) Xu was appointed a director and Chief Strategy Officer of the Company, effective immediately.

The biographical information of Mr. Zijing (Ryan) Xu Yu is set forth below:

Mr. Zijing (Ryan) Xu is the Co-founder of Blockchain Global, a Blockchain venture in Australia, Collinstar Capital, a fully licensed financial company in Australia, and Rongyitou Internet Financial Services Co. Ltd., an intermediary wealth management platform in China. Based in Melbourne Australia, Mr. Xu is one of the most influential Key Opinion Leaders in Chinese Digital Currency and Blockchain community. He is also a member of the Asian DACA Blockchain Association and Chairman of HCash Foundation. Mr. Xu has been dedicated to the Bitcoin industry since 2014, with extensive experience in Blockchain, mining, and investment. Mr. Xu graduated from Shanghai Jiao Tong University in China with a bachelor’s degree in electronic information and electrical engineering. Mr. Xu will be the driving force behind the Company’s strategic focus on Bitcoin mining and bring expertise to pioneer Blockchain technology, expand into new markets and leverage new platforms that are especially timely in a fast-changing business environment.

Mr. Xu does not have a family relationship with any director or executive officer of the Company. Mr. Xu has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Xu entered into an employment agreement with the Company and agreed to receive an annual compensation of $120,000, effective April 7, 2021. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Contract between the Company and Zijing (Ryan) Xu, dated April 7, 2021

99.1	Correspondence of Yimin Jin’s Resignation as a director and Co-Chairman of the Board of the Company, dated April 7, 2021

99.2	Press Release - Code Chain New Continent Limited Announces Appointment of Well-known Blockchain Investor ‘Martian’ Zijing (Ryan) Xu as Chief Strategy Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: April 8, 2021	By:	/s/ Weidong (David) Feng
	Name:	Weidong (David) Feng
	Title:	Co-CEO

2